                                          Registration No. 333-____________
=============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)
                            __________________
                 MICHIGAN                               38-1986608
      (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization)             Identification Number)

111 LYON STREET, N.W., GRAND RAPIDS, MICHIGAN             49503
      (Address of Principal Executive Offices)         (Zip Code)

                      OLD KENT FINANCIAL CORPORATION
                  EXECUTIVE STOCK INCENTIVE PLAN OF 1997
                         (Full Title of the Plan)

         WILLIAM L. SANDERS     Copies to:         GORDON R. LEWIS
   SENIOR EXECUTIVE VICE PR                    WARNER NORCROSS & JUDD LLP
     AND CHIEF FINANCIAL OFFICER                 900 OLD KENT BUILDING
   OLD KENT FINANCIAL CORPORATION                111 LYON STREET, N.W.
        111 LYON STREET, N.W.               GRAND RAPIDS, MICHIGAN 49503-2487
  GRAND RAPIDS, MICHIGAN 49503-2487
                 (Name and Address of Agent for Service)

                              (616) 771-5808
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
                                        Proposed       Proposed
    Title of                             Maximum       Maximum
Securities to be    Amount to be     Offering Price   Aggregate             Amount of
   Registered        Registered      Per Share<F3>  Offering Price<F3>   Registration Fee
 Common Stock,   1,000,000 shares<F1>   $66.06<F2>     $66,060,000<F2>       $20,018.19
 $1 Par Value

<F1> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

<F2> Estimated solely for the purpose of calculating the registration fee.

<F3> On November 7, 1997, the average of the high and low prices of the
     Common Stock of Old Kent Financial Corporation was $66.06 per share. The registration fee is computed in accordance with Rule 457(h) and
     (c).

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
                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's common stock, $1 par value, which is contained in the Registrant's Form 8-B registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant (also referred to as "Old Kent") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Sections 561-571 of the Michigan Business Corporation Act (the "Michigan Act"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

          Old Kent is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the Michigan Act. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by the board of directors of Old Kent.

          The Michigan Act provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (i) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, Old Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The Michigan Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders.

          In certain circumstances, the Michigan Act further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct.

          Indemnification under the Michigan Act is not exclusive of other rights to indemnification to which a person may be entitled under Old

Kent's Restated Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the Michigan Act continues as to a person who ceases to be a director or executive officer.

          The Michigan Act permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          The following exhibits have been filed as part of this registration statement:

EXHIBIT
NUMBER    DOCUMENT

4(a) The Corporation's Restated Articles of Incorporation, previously filed as Exhibit 3(a) to the Registrant's
          Quarterly Report on Form 10-Q for the period ended March 31, 1993, are incorporated herein by reference.

4(b) The Corporation's Bylaws, previously filed as Exhibit 3(b) to the Registrant's Form 8-K filed February 23, 1996, are incorporated herein by reference.

4(c) The Old Kent Financial Corporation Executive Stock Incentive Plan of 1997. Previously filed as Appendix B to Old Kent's Definitive Proxy Statement filed in connection with the Annual Meeting of Shareholders held on April 21, 1997. Here incorporated by reference.

5         Opinion Regarding Legality of Securities Offered.

23(a) Consent of Warner Norcross & Judd LLP--Included in Exhibit 5 and incorporated herein by reference.

23(b)     Consent of Independent Auditors.

24        Powers of Attorney.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               and

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 30th day of October, 1997.


                                  OLD KENT FINANCIAL CORPORATION


                                  By  /s/William L. Sanders*
                                      William L. Sanders
                                      Senior Executive Vice President and
                                      Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                       DATE


/s/Richard L. Antonini*       Director                       October 30, 1997
 Richard L. Antonini

/s/John M. Bissell*           Director                       October 30, 1997
 John M. Bissell

/s/John D. Boyles*            Director                       October 30, 1997
 John D. Boyles

/s/William P. Crawford*       Director                       October 30, 1997
 William P. Crawford

/s/Dick DeVos*                Director                       October 30, 1997
 Dick DeVos

/s/William G. Gonzalez*       Director                       October 30, 1997
 William G. Gonzalez

/s/James P. Hackett*          Director                       October 30, 1997
 James P. Hackett

/s/Erina Hanka*               Director                       October 30, 1997
 Erina Hanka

      SIGNATURE                       TITLE                       DATE


/s/Earl D. Holton*            Director                      October 30, 1997
 Earl D. Holton

/s/Robert L. Hooker*          Director                      October 30, 1997
 Robert L. Hooker

/s/Michael J. Jandernoa*      Director                      October 30, 1997
 Michael J. Jandernoa

/s/Fred P. Keller*            Director                      October 30, 1997
 Fred P. Keller

/s/John P. Keller*            Director                      October 30, 1997
 John P. Keller

/s/Hendrik G. Meijer*         Director                      October 30, 1997
 Hendrik G. Meijer

/s/Percy A. Pierre, Ph.D.*    Director                      October 30, 1997
 Percy A. Pierre, Ph.D.

/s/Patrick M. Quinn*          Director                      October 30, 1997
 Patrick M. Quinn

/s/Robert L. Sadler*          Director                      October 30, 1997
 Robert L. Sadler

/s/William L. Sanders*        Senior Executive Vice         October 30, 1997
 William L. Sanders            President and Chief
                               Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/Marilyn J. Schlack*        Director                      October 30, 1997
 Marilyn J. Schlack

/s/Peter F. Secchia*          Director                      October 30, 1997
 Peter F. Secchia

/s/B. P. Sherwood, III.*      Executive Vice President,     October 30, 1997
 B. P. Sherwood, III.          Treasurer and Director

/s/David J. Wagner*           President, Chief Executive    October 30, 1997
 David J. Wagner               Officer and Director
                               (Principal Executive Officer)

      SIGNATURE                       TITLE                       DATE


/s/Margaret Sellers Walker*   Director                      October 30, 1997
 Margaret Sellers Walker


*By    /s/Albert T. Potas                                   October 30, 1997
       Albert T. Potas
       Attorney-in-Fact

                               EXHIBIT INDEX


EXHIBIT
NUMBER                          DOCUMENT

4(a)               The Corporation's Restated Articles of
                   Incorporation, filed as Exhibit 3(a)
                   to the Registrant's Quarterly Report on Form
                   10-Q for the period ended March 31, 1993, are incorporated herein by reference.

4(b) The Corporation's Bylaws, filed as Exhibit 3(b) to the Registrant's Form 8-K filed
                   February 23, 1996, are incorporated herein by reference.

4(c) The Old Kent Financial Corporation Executive Stock Incentive Plan of 1997. Previously filed as Appendix B to Old Kent's Definitive Proxy Statement filed in connection with the Annual Meeting of Shareholders held on April 21, 1997. Here incorporated by reference.

5                  Opinion Regarding Legality of Securities Offered.

23(a) Consent of Warner Norcross & Judd LLP--Included in Exhibit 5 and incorporated herein by reference.

23(b)              Consent of Independent Auditors.

24                 Powers of Attorney.